EXHIBIT NO. 12.2
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                                        UNIONBANCAL CORPORATION AND SUBSIDIARIES
                             COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES


                                                                                                                 Nine Months
                                                                       Years Ended December 31,              Ended September 30,
                                                           ---------------------------------------------     --------------------
(In millions, except ratios)                                1996      1997      1998      1999     2000        2000        2001
----------------------------------------------------       ------    ------    ------    ------   ------     --------   ---------
EXCLUDING  INTEREST  ON  DEPOSITS
Income before income taxes and effect of accounting
    changes .............................................  $  412    $  650    $  672    $  656   $  661     $  660      $  520
Fixed Charges:
    Interest expense, excluding interest on deposits ....     227       206       212       228      252        191         136
    One third of rents, net income from subleases (A) ...      18        12        13        12       12          9           7
                                                            ------    ------    ------    ------   ------     ------      ------
      Total fixed charges ...............................     245       218       225       240      264        200         143
                                                            ------    ------    ------    ------   ------     ------      ------
Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest ..  $  657    $  868    $  897    $  896   $  925     $  860      $  663
                                                            ======    ======    ======    ======   ======     ======      ======
Ratio of earnings to fixed charges ......................    2.68      3.98      3.99      3.73     3.50       4.30        4.64
                                                            ======    ======    ======    ======   ======     ======      ======
INCLUDING  INTEREST ON  DEPOSITS
Fixed charges ...........................................  $  245    $  218    $  225    $  240   $  264     $  200      $  143
Add:  Interest on deposits ..............................     532       596       555       518      665        487         427
                                                            ------    ------    ------    ------   ------     ------      ------
Total fixed charges including interest on deposits ......  $  777    $  814    $  780    $  758   $  929     $  687      $  570
                                                            ======    ======    ======    ======   ======     ======      ======
Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest,
    as above ............................................  $  657    $  868    $  897    $  896   $  925     $  860      $  663
Add:  Interest on deposits ..............................     532       596       555       518      665        487         427
                                                            ------    ------    ------    ------   ------     ------      ------
Total earnings before taxes, fixed charges, effect of
    accounting changes, and interest on deposits ........  $1,189    $1,464    $1,452    $1,414   $1,590     $1,347      $1,090
                                                            ======    ======    ======    ======   ======     ======      ======
Ratio of earnings to fixed charges ......................    1.53      1.80      1.86      1.87     1.71       1.96        1.91
                                                            ======    ======    ======    ======   ======     ======      ======
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
(A) The proportion deemed representative of the interest factor.
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